Exhibit 99.1

(1) On November 4, 2003, the
1992 GRAT Remainder Trust
f/b/o Gary Lauder (the "GML
GRAT Remainder Trust") sold 15,000
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.3541.
The information on the shares sold at each price appears in the two columns below:

Shares		Price
200		37.41
400		37.40
5000		37.45
9400		37.30

(2) On November 5, 2003 the
GML GRAT Remainder Trust sold 25,000
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.08.
The information on the shares sold at each price appears in the two columns below:

Shares		Price
100		37.03
10,000		37.20
14,900		37.00

(3) On November 4, 2003, the
1992 GRAT Remainder Trust
f/b/o William Lauder (the "WPL
GRAT Remainder Trust") sold 192,100
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.2648.
The information on the shares sold at each price appears in the two columns below:

Shares		Price
200		37.14
200		37.16
200		37.06
300		37.18
400		37.26
500		37.49
500		37.30
600		37.11
700		37.23
800		37.15
800		37.21
800		37.07
1000		37.18
1000		37.23
1200		37.45
1200		37.28
1300		37.27
1300		37.17
1400		37.48
1500		37.05
1600		37.50
1600		37.27
1600		37.13
1700		37.08
1800		37.44
1900		37.25
1900		37.15
2400		37.41
2400		37.22
2600		37.47
2700		37.42
2900		37.16
3000		37.09
3200		37.26
3300		37.46
3400		37.31
3500		37.40
3600		37.12
3700		37.37
4000		37.24
4400		37.35
4900		37.43
5800		37.14
5900		37.11
6100		37.38
6200		37.39
7200		37.33
7700		37.10
8500		37.34
8600		37.13
9700		37.36
13300		37.32
35100		37.20

(4) On November 5, 2003, the
WPL GRAT Remainder Trust sold 189,100
shares of Class A Common Stock. The Trust sold them in a number of transactions with an average sale price of $37.0469.
The information on the shares sold at each price appears in the two columns below:

Shares 		Price
300		37.21
400		37.24
800		37.25
1000		37.09
1100		37.08
1200		37.19
1400		37.16
1600		37.22
2100		37.20
2700		37.17
2800		37.05
2900		37.07
3500		37.14
4000		37.13
4700		37.04
4900		37.06
5000		37.15
5300		37.18
5300		37.12
6000		37.03
6100		37.11
11800		37.10
13000		37.02
18300		37.01
82900		37.00

(5) After the sales, the amounts
of Class A Common Stock and Class B
Common Stock beneficially owned by:


(a) The 1992 GRAT Remainder Trust
f/b/o Gary Lauder includes
519,941 shares of Class A Common Stock
and 1,914,608 shares of Class B
Common Stock held directly.

(b) The 1992 GRAT Remainder Trust
f/b/o Willam Lauder includes
376,841 shares of Class A Common Stock
and 1,914,608 shares of Class B
Common Stock held directly.

(c) Gary M. Lauder includes (i) 70,375 shares of Class A Common Stock directly,
(ii) 363,454 shares of Class
A Common Stock held indirectly by
the Gary M. Lauder 2000 Revocable Trust,
(iii) 519,941 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common stock held indirectly as trustee of the GML GRAT Remainder Trust and (iv)
376,841 shares of Class A Common Stock and
1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL GRAT Remainder Trust.
GML disclaims benefical ownership of the shares in clauses (ii), (iii) and (iv) to the extent he does not have a pecuniary interest in such securities.

(d) William P. Lauder includes (i) 1,168,240 shares of Class A Common Stock and
2,264,038 shares of Class B
Common Stock held directly,(ii) 5,234
shares of Class A Common Stock and 22,870 shares of Class B Common Stock, held indirectly by his children, (iii) 376,841 shares of Class A
Common Stock and 1,914,608 shares of Class B
Common Stock held indirectly as trustee of the WPL
GRAT Remainder Trust, and (iv) 519,941 shares of Class A Common Stock and 1,914,608 shares of
Class B Common stock held indirectly as trustee of the GML GRAT Remainder Trust.
WPL disclaims benefical ownership of the shares owned by his children and the shares in clauses
(iii) and (iv) to the extent
he does not have a pecuniary interest in such securities.